UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2006
QUOVADX, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-29273	85-0373486

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7600 E. Orchard Road, Suite 300-S, Greenwood Village, CO 80111
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (303) 488-2019
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)(1)	Previous independent registered public accounting firm.
(i)	On April 3, 2006, the Registrant dismissed Ernst & Young LLP (“Ernst & Young”) as its independent registered public accounting firm.

(ii)	The reports of Ernst & Young on the financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

The reports of Ernst & Young on the financial statements for the fiscal year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The report of Ernst & Young on internal control over financial reporting as of December 31, 2004 expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of the material weaknesses described below.

(iii)	The decision to change accountants was approved by the Registrant’s audit committee.

(iv)	During the fiscal years ended December 31, 2005 and 2004 and the period January 1, 2006 through April 3, 2006, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused it to make reference thereto in its reports on the financial statements for such years.

During the years ended December 31, 2005 and 2004 and through April 3, 2006, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses identified as of December 31, 2004 reported by management in Item 9A of its Annual Report on Form 10K/A filed April 14, 2005. The report indicates that the Registrant did not maintain effective internal control over financial reporting as of December 31, 2004 due to material weaknesses in the following areas, which were identified and included in management’s assessment: ineffective controls over the analysis and recording of revenue in multiple element transactions, the calculation and recording of accrued liabilities, the analysis of capitalized software impairment, and the capitalization and amortization of software. The report stated that these material weaknesses resulted in adjustments to revenue, cost of sales, operating expenses, impairment expense, unearned revenue, accrued liabilities, and capitalized software. The Registrant’s audit committee discussed the material weaknesses with Ernst & Young, and the Registrant has authorized Ernst & Young to respond fully to inquiries of the Registrant’s new accountant concerning the material weaknesses.

(a)(2)	New independent registered public accounting firm.
(i)	On April 4, 2006, after soliciting and receiving proposals from three independent registered public accounting firms, including Ernst & Young, the Registrant’s audit committee engaged McGladrey & Pullen LLP as its independent registered public accounting firm.

(ii)	During the two years ended December 31, 2005 and 2004 and through April 4, 2006, the Registrant has not consulted with McGladrey & Pullen LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(i)(v) of Regulation S-K).

(a)(3)	The Registrant has provided Ernst & Young with a copy of this Form 8-K prior to the filing with the Securities and Exchange Commission. Ernst & Young has furnished a copy of it’s the letter addressed to the SEC stating that it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Exhibit
16.1	Letter from Ernst & Young LLP regarding change in certifying accountant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOVADX, INC.
Date: April 17, 2006	By:	/s/ Matthew T. Pullam
Matthew T. Pullam
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
16.1	Letter from Ernst & Young LLP regarding change in certifying accountant.